                         VAN KAMPEN SMALL CAP VALUE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2007 - SEPTEMBER 30, 2007

                                                               AMOUNT OF    % OF
                                        OFFERING     TOTAL      SHARES    OFFERING   % OF FUNDS
    SECURITY      PURCHASE/   SIZE OF   PRICE OF   AMOUNT OF   PURCHASED  PURCHASED    TOTAL
    PURCHASED     TRADE DATE  OFFERING   SHARES    OFFERING     BY FUND    BY FUND     ASSETS        BROKERS      PURCHASED FROM
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                                                                                                 Morgan Stanley,
                                                                                                  Merrill Lynch
Aecom Technology                                                                                   & Co., UBS
   Corporation     05/09/07     --       $20.00   $35,150,000   48,100      0.14%      0.25%       Investment      Merrill Lynch
                                                                                                 Bank, Goldman,
                                                                                                  Sachs & Co.,
                                                                                                  Credit Suisse
                                                                                                    and D.A.
                                                                                                 Davidson & Co.